Group-Wide Companies Listing Place of Incorporation
                       as of Monday, March 10, 1997


Company Name                               Place of Incorporation

Adamatic, A Corporation                    New Jersey
Compagnie Hobart S.A.                      France
Corporacion Coral, S.A. de C.V.            Mexico
Equipment Technique Service S.A.R.L.       France
Florida Tile Industries, Inc.              Florida
Foster Refrigerator (U.K.) Limited         United Kingdom
Foster Refrigerator France S.A.            France
Foster Refrigerator U.K. Management
  Services                                 United Kingdom
FTI Factors, Inc.                          Delaware
Hobart (Japan) K.K.                        Japan
Hobart (Swiss) A.G.                        Switzerland
Hobart Andina S.A.                         Columbia
Hobart Argentina S.A.                      Argentina
Hobart Corporation                         Delaware
Hobart Dayton Mexicana, S.A. de C.V.       Mexico
Hobart do Brasil Ltda.                     Brazil
Hobart Equipment Leasing Limited           United Kingdom
Hobart Food Equipment (Tianjin) Co., Ltd.  China
Hobart Food Equipment Pty Ltd.             Australia
Hobart Foster Belgium N.V.                 Belgium
Hobart Foster Danmark A/S                  Denmark
Hobart Foster Holland B.V.                 Netherlands
Hobart Foster Sverige AB                   Sweden
Hobart Foster Techniek B.V.                Netherlands
Hobart Foster, Norge A/S                   Norway
Hobart GmbH                                Germany
Hobart Holdings, Inc.                      Delaware
Hobart International, Inc.                 Delaware
Hobart Korea Co. Ltd.                      Korea
Hobart Manufacturing Company Limited, The  United Kingdom
Hobart Manufacturing Company Pty Ltd., The Australia
Hobart Sales & Service, Inc.               Ohio
Hopital Services Systemes S.A.             France
Inox Equipment S.A.                        France
PMI Food Equipment (Hong Kong) Limited     Hong Kong
PMI Food Equipment Group (Malaysia), Inc.  Delaware
PMI Food Equipment Group Europe S.A.       France
PMI Food Equipment Group France S.A.       France
Precor Incorporated                        Delaware
Precor Products Limited                    United Kingdom
Precor Sportgerate GmbH                    Germany
Premark Canada Inc.                        Canada
Premark Export Sales, Ltd.                 Barbados
Premark FEG Beteiligingsgesellschaft MbH   Germany
Premark FEG GmbH & Co. KG                  Germany
Premark FEG L.L.C.                         Delaware
Premark FT Holdings, Inc.                  Delaware
Premark HII Holdings, Inc.                 Ohio
Premark RWP Holdings, Inc.                 Delaware
Premark Services, Inc.                     Delaware
Premark WB Holdings, Inc.                  Delaware
Quality Food Equipment (PTY) Ltd           South Africa
Tasselli Industria Frigoriferi SpA         Italy
TIF Holdings, Inc.                         Delaware
Wavebest Limited                           United Kingdom
West Bend Company, The                     Delaware
West Bend de Mexico, S.A. de C.V.          Mexico
Wilsonart Germany GmbH                     Germany
Wilsonart International Holdings, Inc.     Delaware
Wilsonart International, Inc.              Delaware
Wilsonart Korea Ltd.                       Korea
Wilsonart Limited U.K.                     United Kingdom
Wilsonart Singapore Pte. Ltd.              Singapore
Wolf Range L.L.C.                          Delaware